UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2018

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza, Suite 2100

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 573-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity Purchase Agreement

On June 23, 2018, Navigant Consulting, Inc. (“Navigant”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Ankura Consulting Group, LLC (the “Buyer”). Pursuant to the Purchase Agreement, Navigant has agreed to sell its Disputes, Forensics & Legal Technology segment and its Transaction Advisory Services practice (the “Business”) to the Buyer, an entity controlled by affiliates of Madison Dearborn Partners, LLC (the “Sponsor”). Subject to the terms and conditions of the Purchase Agreement, and following the completion of certain pre-closing reorganization steps, resulting in the Business being held by Thoreau Holdco, LLC, a Delaware limited liability company (“Thoreau”) and Navigant Consulting (Europe) Limited, private limited company incorporated in England and Wales (“NCE” and together with Thoreau, the “Companies”), the Buyer has agreed to purchase all of the outstanding equity interests in the Companies for a purchase price of $470 million in cash payable at closing, subject to (i) certain customary adjustments set forth in the Purchase Agreement (as adjusted, the “Purchase Price”) and (ii) certain separation-related costs (the transactions described in the Purchase Agreement, together, referred to as the “Transaction”).

Navigant and the Buyer have made representations and warranties and have agreed to covenants related to the Business and the Transaction. The representations and warranties of each party have been made solely for the benefit of the other parties to the Purchase Agreement and may not be relied upon by any other person (except to the extent expressly provided by the terms of the Purchase Agreement). In addition, the representations and warranties (i) have been qualified by the disclosure letter that the parties have delivered in connection with the execution of the Purchase Agreement, (ii) are subject to materiality standards set forth in, and established by, the Purchase Agreement, which may differ from materiality standards used in other contexts or by other persons and (iii) were made as of specific dates. Representations and warranties may be used for diligence purposes, to allocate risk among parties or to determine whether closing conditions have been satisfied or require waiver. Information regarding a party may also change after the date on which the representations and warranties were made. As a result, reference solely to the representations and warranties of a party outside the context of the disclosure schedules, without reference to, or knowledge of, the qualifications or limitations set forth in the Purchase Agreement, should not necessarily be considered a statement of fact, current or prospective, about that party.

The completion of the Transaction is subject to customary closing conditions, including, among others: (i) the completion of the Reorganization (as defined in the Purchase Agreement) and (ii) the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR”).

The Transaction is not subject to a financing condition. The Buyer’s obligations under the Purchase Agreement are not conditioned on the receipt of financing. The Buyer has obtained an equity commitment (“Equity Commitment”) from affiliates of the Sponsor and certain other investors designated by the Sponsor and has obtained debt financing commitments (“Debt Commitments”) from HPS Investment Partners, LLC. The aggregate proceeds of the Equity Commitment and the Debt Commitments will be used by the Buyer (i) to pay the Purchase Price and (ii) to pay fees and expenses incurred by the Buyer in connection with the Transaction.

The Agreement provides that the Buyer will be required to pay to Navigant a $28,200,000 termination fee if the Purchase Agreement is terminated under certain circumstances. Certain affiliates of the Sponsor who are providing the Equity Commitment have guaranteed the payment of the termination fee to Navigant, when due, under the Purchase Agreement. Both Navigant and the Buyer have the right to terminate the Purchase Agreement if the closing has not occurred on or before one hundred and twenty days following the date of the Purchase Agreement.

Both Navigant and the Buyer have agreed to indemnify each other for losses resulting from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. Navigant has also agreed to indemnify the Buyer for losses resulting from the Reorganization.

The foregoing description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Consent

Certain aspects of the Reorganization and the Transaction are not permitted under the restricted covenants of the Credit Agreement, dated as of March 28, 2017, by and among the Navigant, NCE, certain other subsidiaries of Navigant, Bank of America, N.A., as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”) (such agreement, the “Credit Agreement”) without the consent of a majority (in exposure) of the Lenders. In connection with the Reorganization and Transaction, the Agent, the Lenders and Navigant have entered into a consent agreement, dated June 22, 2018 (as effective upon the occurrence of certain conditions described therein, the “Lender Consent”), pursuant to which (i) the Lenders consented to the Reorganization and the Transaction, (ii) NCE will repay all of its outstanding loans and other outstanding obligations under the Credit Agreement, (ii) NCE will terminate its status as a borrower under the Credit Agreement and be released from any further obligations under and with respect to the Credit Agreement and (iii) Navigant will exercise its option to reduce the aggregate revolving commitments under the Credit Agreement from $400 million to $350 million, in each case effective concurrently with the closing of the Reorganization and the Transaction.

The foregoing description of the Lender Consent is qualified in its entirety by the Lender Consent, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Equity Purchase Agreement, dated as of June 23, 2018, by and between Navigant Consulting, Inc. and Ankura Consulting Group, LLC (pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits, schedules and similar attachments have been omitted; exhibits, schedules and other attachments will be provided to the Securities and Exchange Commission upon request).

10.1	Consent Letter Agreement, dated June 22, 2018, to Credit Agreement, dated as of March 28, 2017, by and among the Navigant, NCE, certain other subsidiaries of Navigant, Bank of America, N.A., as administrative agent, and the lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

June 28, 2018	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Executive Vice President, General Counsel and Secretary